\

      As filed with the Securities and Exchange Commission on July 31, 2002

                                                 Registration Nos. 333- and 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


           STARWOOD HOTELS &
        RESORTS WORLDWIDE, INC.                 STARWOOD HOTELS & RESORTS
     (EXACT NAME OF REGISTRANT AS              (EXACT NAME OF REGISTRANT AS
       SPECIFIED IN ITS CHARTER)                 SPECIFIED IN ITS CHARTER)

                MARYLAND                                 MARYLAND
     (STATE OR OTHER JURISDICTION OF          (STATE OR OTHER JURISDICTION OF
      INCORPORATION OR ORGANIZATION)            INCORPORATION OR ORGANIZATION)

               52-1193298                               52-0901263
(I.R.S. EMPLOYER IDENTIFICATION NUMBER)  (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


                             1111 WESTCHESTER AVENUE
                          WHITE PLAINS, NEW YORK 10604
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                          EMPLOYEE STOCK PURCHASE PLAN
                   2002 LONG-TERM INCENTIVE COMPENSATION PLAN
                   1999 LONG-TERM INCENTIVE COMPENSATION PLAN
                              (FULL TITLE OF PLANS)

                             KENNETH S. SIEGEL, ESQ.
                            EXECUTIVE VICE PRESIDENT,
                          GENERAL COUNSEL AND SECRETARY
                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                             1111 WESTCHESTER AVENUE
                          WHITE PLAINS, NEW YORK 10604
                                 (914) 640-8100
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE


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                                                                                PROPOSED MAXIMUM     PROPOSED
TITLE OF SECURITIES                            AMOUNT TO                        OFFERING PRICE       MAXIMUM            AMOUNT OF
TO BE REGISTERED                               BE REGISTERED(1)                 PER SHARE            AGGREGATE          REGISTRATION
                                                                                                     OFFERING PRICE     FEE
------------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per
share, of Starwood Hotels &
Resorts Worldwide, Inc. ("the
Corporation" and such shares
(including the attached                        10,000,000 Shares (2)
Preferred Stock Purchase Rights)               14,113,685 Shares (3)
and Class  B shares of beneficial               7,118,181 Shares (4)            $25.33(5)            $791,107,844(5)    $72,782
interest, par value $.01 per share, of
Starwood Hotels & Resorts, which
are attached and trade together
as "Shares"
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional Shares as may be issued to prevent dilution of the Shares covered hereby resulting from stock splits, stock dividends or similar transactions.

(2) To be offered under the Employee Stock Purchase Plan.

(3) To be offered under the 2002 Long-Term Incentive Compensation Plan (the "2002 LTIP").

(4) To be offered under the 1999 Long-Term Incentive Compensation Plan, as amended (the "1999 LTIP"). All of these shares are being carried forward from the 25,500,000 Shares previously registered by the Registrants' Registration Statement on Form S-8 (Registration Nos. 333-75947 and 333-75947-01) initially filed with the SEC on April 8, 1999.

(5) Estimated solely for purposes of calculating the registration fee. The weighted average exercise price of the stock options and other awards outstanding under the 1999 LTIP is $31.53. With respect to the Shares to be offered under the 2002 LTIP and the Employee Stock Purchase Plan, the estimated Proposed Maximum Offering Price Per Share was estimated based upon the average of the high and low prices of the Shares on the New York Stock Exchange on July 25, 2002, which average was $23.50. The number referenced above in the table entitled "Proposed Maximum Offering Price Per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(h) and 457(c).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

     * Pursuant to General Instruction E to Form S-8, this registration statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration Nos. 333-84203 and 333-84203-1) filed by Starwood Hotels & Resorts Worldwide, Inc. and Starwood Hotels & Resorts with the Securities and Exchange Commission on July 30, 1999 with respect to the 1999 Long-Term Incentive Compensation Plan.

     Information required by Part I to be contained in the Section 10(a) prospectus with respect to the Employee Stock Purchase Plan and the 2002 Long-Term Incentive Compensation Plan is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed by Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation"), and Starwood Hotels & Resorts, a Maryland real estate investment trust (the "Trust" and, together with the Corporation, the "Company"), are incorporated herein by reference and shall be deemed to be a part hereof:

          1. Joint Annual Report on Form 10-K for the year ended December 31, 2001;

          2. Joint Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

          3. Joint Current Reports on Form 8-K dated April 5, 2002, April 8, 2002 and April 11, 2002; and

          4. The descriptions of the common stock, par value $.01 per share, of the Corporation and the Class B shares of beneficial interest, par value $.01 per share, of the Trust contained in the Registration Statements on Form 8-A filed with the SEC on October 3, 1986, January 4, 1999 and March 15, 1999, respectively, and all amendments or reports of the Corporation or the Trust may file with the SEC for the purpose of updating such descriptions.

          5. The description of the Corporation's Series A Junior Participating Preferred Stock and related rights contained in the Registration Statement of Form 8-A filed with the SEC on March 15, 1999, and all amendments or reports, if any, the Corporation or the Trust may file with the SEC for the purpose of updating such descriptions.

All documents filed by the Corporation and/or the Trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated in paragraphs (1) through (5) above, being hereinafter referred to as "Incorporated Documents").

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

After reasonable efforts, the Registrants have not been able to obtain the written consent of Arthur Andersen LLP to the incorporation by reference of its report into this Registration Statement. The Registrants have dispensed with the requirement to file the written consent of Arthur Andersen LLP in reliance on Rule 437a promulgated under the Securities Act. Since the Registrants have not been able to obtain the written consent of Arthur Andersen LLP, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen LLP incorporated by reference herein or any omissions to state a material fact required to be stated therein.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Corporation's charter requires the Corporation to indemnify its directors and officers to the fullest extent required or permitted by law and to indemnify other employees and agents to such extent as may be authorized by the Board of Directors. The Declaration of Trust of the Trust obligates the Trust to indemnify its trustees, officers, employees and other agents to the fullest extent permitted by Maryland law for the indemnification of corporate directors, officers, agents or employees. The Maryland General Corporation Law (the "MGCL") requires a corporation and permits a Maryland real estate investment trust (a "Maryland REIT") (unless its charter or declaration provides otherwise, which the charter of the Corporation and the Declaration of Trust of the Trust do not) to indemnify a director, trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation or Maryland REIT to indemnify its present and former directors, trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director, trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director, trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director, trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation or a Maryland REIT may not indemnify for an adverse judgment in a suit by or in the right of the corporation or the Maryland REIT or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation or a Maryland REIT to advance reasonable expenses to a director, trustee or officer upon the receipt by the corporation or the Maryland REIT of (a) a written affirmation by the director, trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation or the Maryland REIT if it shall ultimately be determined that the standard of conduct was not met.

     The Corporation and the Trust have entered into indemnification agreements with their directors, trustees and executive officers providing for the maintenance of directors, trustees and officers liability insurance, subject to certain conditions, and the indemnification of and advancement of expenses to such directors, trustees and executive officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The following exhibits are filed herewith:

EXHIBIT
NO.            DESCRIPTION OF EXHIBIT
-------        ----------------------
4.1            Rights Agreement dated as of March 15, 1999 between the
               Corporation and ChaseMellon Shareholder Services, L.L.C., as
               Rights Agent (incorporated by reference to Exhibit 4 to the Corporation's and the Trust's Joint Current Report on Form 8-K dated March 15, 1999).

4.2 2002 Long-Term Incentive Plan (incorporated by reference to Annex B to the Company's Proxy Statement filed with the SEC on April 12, 2002).

4.3 Employee Stock Purchase Plan (incorporated by reference to Annex C to the Company's Proxy Statement filed with the SEC on April 12, 2002).

4.4 1999 Long-Term Incentive Compensation Plan (incorporated by reference to Exhibit 10.4 to the Corporation's and the Trust's Joint Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999).

4.5 First Amendment to the 1999 Long-Term Incentive Compensation Plan, dated as of August 1, 2001 (incorporated by reference to Exhibit 10.1 to the Corporation's and the Trust's Joint Quarterly Report on Form 10-Q for the quarterly period ended September 30,
               2001).

5.1            Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

23.1           Consent of Counsel (included in Exhibit 5.1).

24.1           Powers of Attorney (contained in signature pages hereto).

ITEM 9. UNDERTAKINGS

Each of the undersigned registrants (the "Registrants") hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If either Registrant is a foreign private issuer, to file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that such Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

Each Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the

Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by he final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 26th day of July, 2002.

                                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.


                                    By: /s/ Barry S. Sternlicht
                                       -----------------------------------------
                                       Barry S. Sternlicht
                                       Chairman and Chief Executive Officer


                               POWERS OF ATTORNEY

     Each person whose signature to this Registration Statement appears below hereby appoints Kenneth S. Siegel and Ronald C. Brown, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Barry S. Sternlicht            Chairman, Chief Executive       July 26, 2002
-------------------------------    Officer and Director
Barry S. Sternlicht                (Principal Executive Officer)


/s/ Ronald C. Brown                Executive Vice President        July 30, 2002
-------------------------------    and Chief Financial officer
Ronald C. Brown                    (Principal Financial and
                                   Accounting Officer)


                                   Director                        July 26, 2002
-------------------------------
Charlene Barshefsky


/s/ Jean-Marc Chapus               Director                        July 26, 2002
-------------------------------
Jean-Marc Chapus


/s/ Bruce W. Duncan                Director                        July 26, 2002
-------------------------------
Bruce W. Duncan


/s/ Eric Hippeau                   Director                        July 26, 2002
-------------------------------
Eric Hippeau


/s/ George J. Mitchell             Director                        July 26, 2002
-------------------------------
George J. Mitchell


/s/ Stephen R. Quazzo              Director                        July 26, 2002
-------------------------------
Stephen R. Quazzo


/s/ Thomas O. Ryder                Director                        July 30, 2002
-------------------------------
Thomas O. Ryder


/s/ Daniel W. Yih                  Director                        July 26, 2002
-------------------------------
Daniel W. Yih


/s/ Kneeland C. Youngblood         Director                        July 26, 2002
-------------------------------
Kneeland C. Youngblood

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 26th day of July, 2002.

                                   STARWOOD HOTELS & RESORTS


                                   By: /s/ Barry S. Sternlicht
                                      -----------------------------------------
                                      Barry S. Sternlicht
                                      Chairman and Chief Executive Officer


                               POWERS OF ATTORNEY

     Each person whose signature to this Registration Statement appears below hereby appoints Kenneth S. Siegel and Ronald C. Brown, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Barry S. Sternlicht            Chairman, Chief Executive       July 26, 2002
-------------------------------    Officer and Director
Barry S. Sternlicht                (Principal Executive Officer)


/s/ Ronald C. Brown                Executive Vice President        July 30, 2002
-------------------------------    and Chief Financial officer
Ronald C. Brown                    (Principal Financial and
                                   Accounting Officer)


                                   Director                        July 26, 2002
-------------------------------
Charlene Barshefsky


/s/ Jean-Marc Chapus               Director                        July 26, 2002
-------------------------------
Jean-Marc Chapus


/s/ Bruce W. Duncan                Director                        July 26, 2002
-------------------------------
Bruce W. Duncan


/s/ Eric Hippeau                   Director                        July 26, 2002
-------------------------------
Eric Hippeau


/s/ George J. Mitchell             Director                        July 26, 2002
-------------------------------
George J. Mitchell


/s/ Stephen R. Quazzo              Director                        July 26, 2002
-------------------------------
Stephen R. Quazzo


/s/ Thomas O. Ryder                Director                        July 30, 2002
-------------------------------
Thomas O. Ryder


/s/ Daniel W. Yih                  Director                        July 26, 2002
-------------------------------
Daniel W. Yih


/s/ Kneeland C. Youngblood         Director                        July 26, 2002
-------------------------------
Kneeland C. Youngblood